Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME OF $8.4 MILLION FOR FIRST QUARTER 2014

April 22, 2014

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $8.1 million, or $0.32 per diluted share, for the quarter ended March 31, 2014, compared to $4.8 million, or $0.20 per diluted share, for the quarter ended March 31, 2013. Commenting on the Company’s improved profitability, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “Our first quarter results reflect a full quarter of the additional revenues we expected from the acquisition of The Prosperity Banking Company and Prosperity Bank during the fourth quarter of 2013. On the expense side, we completed the data processing conversion and should have a full run rate of expense savings in the coming quarter.”

Highlights of the results of the first quarter of 2014 include the following:

•	Net income available to common shareholders increased 66.5%, compared to the same quarter in 2013.

•	The remaining TARP preferred stock investment was redeemed during the quarter with no additional borrowings or issuances of common stock.

•	The Company’s net interest margin was 4.57%, compared to 4.43% in the fourth quarter of 2013.

•	Return on average assets and return on average tangible equity improved to 0.96% and 13.30%, respectively compared to 0.75% and 8.61% for the same quarter in 2013.

•	Credit costs (provision and problem loan and OREO expenses) declined to $3.9 million, compared to $7.8 million in the first quarter of 2013 and $6.8 million in the fourth quarter of 2013.

•	Legacy loans (excluding purchased non-covered and covered loans) increased by $76.9 million during the quarter, an annualized growth rate of 19.3%.

•	Tangible common equity to tangible assets increased significantly to 7.53% at March 31, 2014, compared to 6.83% at December 31, 2013.

•	Total legacy classified loans (excluding purchased non-covered and covered loans) decreased 8.1%, compared to December 31, 2013.

•	Noninterest income was $12.8 million, compared to $11.4 million in the first quarter of 2013 and $11.5 million in the fourth quarter of 2013.

•	Net income from the Company’s mortgage operation improved during the first quarter of 2014, totaling $947,000, compared to $38,000 in the fourth quarter of 2013.

Operating Results

Net income available to common shareholders for the first quarter of 2014 totaled $8.1 million, compared to $4.8 million for the same quarter in 2013. Revenue during the first quarter totaled $47.2 million, an increase of 19.0% compared to the first quarter of 2013. Increases in revenue resulted from the addition of The Prosperity Banking Company, as well as modest increases from growth in legacy portfolio loans with minimal decreases in yields. The Company’s return on assets improved from 0.75% in the first quarter of 2013 to 0.96% in the first quarter of 2014. Return on tangible common equity increased to 13.30% in the current quarter, from 8.61% in the first quarter of 2013, due to additional earnings and capital utilization.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2014 totaled $34.5 million, an increase of $6.1 million, or 21.7%, compared to $28.3 million reported for the first quarter of 2013. The Company’s net interest margin increased during the first quarter of 2014 to 4.57% compared to 4.43% in the fourth quarter of 2013. The higher net interest margin resulted from several factors, including steady yields on the Company’s loan portfolios and lower levels of excess liquidity than those reported during the fourth quarter of 2013.

Yields on legacy loans declined only slightly from 5.15% in the fourth quarter of 2013 to 5.11% in the first quarter of 2014. Yields declined by a larger margin compared to the same quarter in 2013 when the Company reported legacy loan yields of 5.58%. The Company has expected a slower pace of compression on loan yields as loan production on new and renewed loans has been steady for several quarters at levels much closer to the overall portfolio yield than in the past.

The Company’s cost of deposits decreased during the first quarter of 2014 to 0.30%, compared to 0.32% in the fourth quarter of 2013 and 0.36% in the first quarter of 2013. Continued shifts in the funding mix toward non-interest bearing demand and other lower cost deposit categories was the primary reason for the decline. A sales focus on business deposit accounts continues to result in favorable growth in non-interest bearing demand deposits, which increased to $698.9 million at the end of the first quarter of 2014, an annualized growth rate of 18.4%, when compared to balances at December 31, 2013. Compared to the same period in 2013, non-interest bearing demand deposits have increased $207.9 million, or 42.3%.

Non-interest Income

Recurring levels of non-interest income in the first quarter of 2014 improved to $12.8 million, compared to $11.4 million in the same quarter of 2013 and $11.5 million in the fourth quarter of 2013. As a percentage of total assets, recurring non-interest income has decreased from 1.61% at March 31, 2013 to 1.48% at the end of the current quarter. The majority of the decline in non-interest income contribution as a percentage of total assets relates to Prosperity’s income statement which was more heavily centered on traditional spread income. The Company believes the new markets are attractive opportunities for its existing strategies and believes non-interest income levels will grow in the coming quarters commensurate with the rest of the Company’s markets.

Much of the non-interest income growth has related to the Company’s mortgage strategy, although fees and service charges on deposit accounts have remained at strong levels. Mortgage revenue increased compared to the same quarter of 2013, as loan pipelines and closings improved from the lower levels the Company reported in the fourth quarter of 2013. At the end of the first quarter of 2014, the Company’s open pipeline of mortgage loans totaled $75.2 million, compared to $40.5 million at the end of 2013. Growth in the pipeline and growth in closings are the result of excellent relationships the Company has developed with certain realtors and builders. The Company is still selectively searching for strong, seasoned producers to add to the team but believes additional improvement in volumes will result from its builder and realtor contacts going forward.

Non-interest Expense

Total operating expenses for the first quarter of 2014 were $33.2 million, compared to $28.9 million for the same quarter of 2013. Increases in operating expenses were primarily the result of the recently closed Prosperity Bank acquisition, which added approximately $4.8 million in quarterly expenses. Additional expenses related to increases in mortgage volume totaled $1.1 million in the first quarter of 2014 compared to the same quarter in 2013. Offsetting these increases in operating expenses were declines in credit-related expenses of $2.7 million from the same quarter in 2013.

On a comparative basis, the Company recorded $30.6 million of core non-interest expense in the first quarter, (excluding credit and merger related expenses), an increase of $2.6 million compared to core non-interest expense in the fourth quarter of 2013, (excluding credit related expenses and $4.3 million of merger related expenses).

The Company completed the data conversion for the Prosperity Bank acquisition during the first quarter of 2014, which resulted in approximately $450,000 of conversion related expenses that will be non-recurring in future quarters. These costs were principally related to compensation, professional fees and travel expenses.

Credit Expenses and Asset Quality

Total classified legacy assets declined during the quarter to $87.3 million at March 31, 2014, compared to $106.8 million for the same quarter in 2013. As a percentage of capital, classified assets improved to 29.1% at the end of the current quarter, compared to 37.7% at March 31, 2013.

During the quarter, the Company downgraded certain assets acquired with the acquisition of Prosperity Bank to non-accrual in an effort to force borrower actions on assets that were well collateralized. The assets in question were identified by the Company in its due diligence as assets that would require more aggressive collection efforts and were marked accordingly. The Company does not anticipate losses from these downgraded assets and believes resolution will come relatively quickly given the operating status of the borrowers and underlying collateral values. Loan to value on the three largest relationships is approximately 53% in the aggregate.

Credit costs continued to improve as expected. During the quarter, credit expenses (provision and credit-related operating expenses) fell to $3.9 million, or 0.94% annualized, of non-covered loans, compared to $7.8 million, or 2.11% annualized, of non-covered loans in the same quarter in 2013. Higher levels of real estate activity and better prices were the primary factors for the improvement.

Balance Sheet Trends

Total assets at March 31, 2014 were $3.49 billion, a 4.9% decrease compared to the $3.67 billion reported at December 31, 2013. Earning assets declined $153.5 million to $3.06 billion at March 31, 2014. Short-term assets declined as a percentage of earning assets to 3.9%, compared to 8.3% at December 31, 2013 and 5.5% at March 31, 2013. Declines in earning assets were primarily related to excess liquidity at year end resulting from certain larger municipal and corporate deposits.

Total legacy loans (excluding purchased non-covered and covered loans) increased $76.9 million during the first quarter of 2014 at an annualized rate of 19.3%, to end at $1.70 billion at March 31, 2014. During the first quarter, purchased non-covered loans decreased by $11.5 million to $437.3 million, down from $448.8 million reported at December 31, 2013. Covered loans decreased by $17.5 million to $372.7 million at March 31, 2014, from $390.2 million at December 31, 2013. Increases in legacy loans were centered mostly in commercial real estate, municipal and residential loan types, while the declines in covered loans were centered mostly in classified assets resulting from normal workout efforts as the Company approaches the maturity of its first loss-share agreements.

Total deposits increased $11.4 million to $3.01 billion during the first quarter of 2014, compared to $3.00 billion at December 31, 2013. Non-interest bearing deposits grew to 23.2% of total deposits at March 31, 2014, compared to 19.7% at the same time in 2013.

During the first quarter of 2014, the Company redeemed the remaining $28 million in shares of the preferred stock originally issued to the U.S. Treasury under the Troubled Asset Relief Program (TARP) in November 2008. The redemption of preferred stock was completed with no additional borrowings or issuances of common stock.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 68 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
EARNINGS
Net Income Available to Common Shareholders	$8,064	$966	$6,234	$6,236	$4,844

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.32	$0.04	$0.26	$0.26	$0.20
Diluted	$0.32	$0.04	$0.26	$0.26	$0.20
Cash Dividends per share	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—
Book value per share (period end)	$11.93	$11.50	$10.98	$10.88	$10.72
Tangible book value per share (period end)	$10.31	$9.87	$10.85	$10.74	$10.57
Weighted average number of shares:
Basic	25,144,342	24,021,447	23,900,665	23,878,898	23,867,691
Diluted	25,573,320	24,450,619	24,315,821	24,287,628	24,246,346
Period-end number of shares	25,159,073	25,098,427	23,907,509	23,894,327	23,875,680
Market data:
High closing price	$24.00	$21.42	$19.79	$16.94	$14.51
Low closing price	$19.86	$17.69	$17.35	$13.16	$12.79
Period end closing price	$23.30	$21.11	$18.38	$16.85	$14.35
Average daily volume	103,279	94,636	75,545	53,403	51,887

PERFORMANCE RATIOS
Return on average assets	0.96%	0.19%	0.94%	0.95%	0.75%
Return on average common equity	11.66%	2.20%	10.75%	10.66%	8.53%
Earning asset yield (TE)	5.01%	4.84%	5.20%	5.38%	5.23%
Total cost of funds	0.43%	0.40%	0.39%	0.40%	0.40%
Net interest margin (TE)	4.57%	4.43%	4.80%	4.96%	4.81%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	25.02%	26.45%	27.76%	26.16%	26.44%
Efficiency ratio	70.36%	92.74%	69.09%	65.32%	72.76%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	8.60%	8.63%	10.30%	10.25%	9.91%
Tangible common equity to tangible assets	7.53%	6.83%	9.22%	9.15%	8.83%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.53%	6.83%	9.22%	9.15%	8.83%
Effect of preferred equity	0.00%	0.76%	0.99%	0.99%	0.97%
Effect of goodwill and other intangibles	1.07%	1.04%	0.09%	0.11%	0.12%

Equity to assets (GAAP)	8.60%	8.63%	10.30%	10.25%	9.91%

OTHER PERIOD-END DATA
Banking Division FTE	785	820	678	683	693
Mortgage Division FTE	161	164	158	155	127

Total Ameris Bancorp FTE Headcount	946	984	836	838	820

Assets per Banking Division FTE	$4,443	$4,473	$4,157	$4,112	$4,129
Branch locations	68	68	57	57	57
Deposits per branch location	$44,274	$44,106	$42,867	$42,861	$43,684

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
INCOME STATEMENT

Interest income
Interest and fees on loans	$34,469	$29,289	$29,633	$29,859	$28,716
Interest on taxable securities	2,985	1,998	1,720	1,719	1,697
Interest on nontaxable securities	335	342	352	344	375
Interest on deposits in other banks	79	118	44	29	85
Interest on federal funds sold	5	2	—	—	—

Total interest income	37,873	31,749	31,749	31,951	30,873

Interest expense
Interest on deposits	$2,183	$2,066	$2,025	$2,083	$2,226
Interest on other borrowings	1,206	632	404	392	309

Total interest expense	3,389	2,698	2,429	2,475	2,535

Net interest income	34,484	29,051	29,320	29,476	28,338

Provision for loan losses	1,726	1,478	2,920	4,165	2,923

Net interest income/(loss) after provision for loan losses	$32,758	$27,573	$26,400	$25,311	$25,415

Noninterest income
Service charges on deposit accounts	$5,586	$5,065	$4,948	$4,695	$4,837
Mortgage banking activity	5,068	4,431	5,232	5,001	4,464
Other service charges, commissions and fees	652	612	593	617	329
Gain(loss) on sale of securities	6	—	—	(1)	172
Gains from acquisitions	—	—	—	—	—
Other non-interest income	1,442	1,409	1,515	1,072	1,558

Total noninterest income	12,754	11,517	12,288	11,384	11,360

Noninterest expense
Salaries and employee benefits	17,394	15,071	14,412	13,381	13,806
Occupancy and equipment expenses	4,064	3,228	3,149	2,978	2,931
Data processing and telecommunications expenses	3,454	3,061	3,072	2,836	2,570
Credit related expenses (1)	2,190	5,322	2,971	2,349	4,844
Advertising and marketing expenses	710	604	434	327	255
Amortization of intangible assets	533	346	346	358	364
Other non-interest expenses	4,894	9,992	4,365	4,459	4,114

Total noninterest expense	33,239	37,624	28,749	26,688	28,884

Operating profit	$12,273	$1,466	$9,939	$10,007	$7,891
Income tax expense	3,923	88	3,262	3,329	2,606

Net income	$8,350	$1,378	$6,677	$6,678	$5,285

Preferred stock dividends	286	412	443	442	441

Net income available to common shareholders	$8,064	$966	$6,234	$6,236	$4,844

Diluted earnings available to common shareholders	0.32	0.04	0.26	0.26	0.20

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$71,387	$62,955	$53,516	$50,343	$50,487
Federal funds sold and interest bearing balances	48,677	204,984	73,899	43,904	81,205
Investment securities available for sale, at fair value	456,713	486,235	312,248	316,168	324,029
Other investments	9,322	16,828	7,764	7,764	5,528
Mortgage loans held for sale	51,693	67,278	69,634	62,580	42,332

Loans, net of unearned income	1,695,382	1,618,454	1,589,267	1,555,827	1,492,753
Purchased non-covered loans	437,269	448,753	—	—	—
Covered loans	372,694	390,237	417,649	443,517	460,724
Less allowance for loan losses	22,744	22,377	23,854	24,217	23,382

Loans, net	2,482,601	2,435,067	1,983,062	1,975,127	1,930,095

Other real estate owned	33,839	33,351	37,978	39,885	40,434
Purchased, non-covered other real estate owned	3,864	4,276	—	—	—
Covered other real estate owned	42,636	45,893	52,552	62,178	77,915

Total other real estate owned	80,339	83,520	90,530	102,063	118,349

Premises and equipment, net	87,430	103,188	65,661	70,167	72,340
Intangible assets, net	5,477	6,009	1,972	2,318	2,676
Goodwill	35,049	35,049	956	956	956
FDIC loss sharing receivable	53,181	65,441	81,763	105,513	160,979
Cash value of bank owned life insurance	49,738	49,432	49,095	47,495	45,832
Other assets	56,377	51,663	28,402	24,277	26,843

Total assets	$3,487,984	$3,667,649	$2,818,502	$2,808,675	$2,861,651

Liabilities
Deposits:
Noninterest-bearing	$698,866	$668,531	$475,505	$475,445	$490,961
Interest-bearing	2,311,781	2,330,700	1,967,916	1,967,658	1,999,012

Total deposits	3,010,647	2,999,231	2,443,421	2,443,103	2,489,973
Federal funds purchased & securities sold under agreements to repurchase	49,974	83,516	20,255	19,142	22,919
Other borrowings	59,677	194,572	5,000	—	—
Other liabilities	12,028	18,165	17,201	16,384	22,768
Subordinated deferrable interest debentures	55,628	55,466	42,269	42,269	42,269

Total liabilities	3,187,954	3,350,950	2,528,146	2,520,898	2,577,929

Stockholders’ equity
Preferred stock	$—	$28,000	$27,938	$27,845	$27,753
Common stock	26,536	26,462	25,271	25,258	25,239
Capital surplus	190,513	189,722	165,835	165,483	165,078
Retained earnings	92,055	83,991	83,025	76,791	70,554
Accumulated other comprehensive income/(loss)	2,374	(294)	(531)	3,582	6,274
Less treasury stock	(11,448)	(11,182)	(11,182)	(11,182)	(11,176)

Total stockholders’ equity	300,030	316,699	290,356	287,777	283,722

Total liabilities and stockholders’ equity	$3,487,984	$3,667,649	$2,818,502	$2,808,675	$2,861,651

Other Data
Earning Assets	3,062,428	3,215,941	2,462,697	2,421,996	2,401,043
Intangible Assets	40,526	41,058	2,928	3,274	3,632
Interest Bearing Liabilities	2,477,060	2,664,254	2,035,440	2,029,069	2,064,200
Average Assets	3,521,588	2,937,434	2,806,799	2,820,863	2,875,274
Average Common Stockholders’ Equity	290,462	248,429	246,490	251,240	251,214

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$22,377	$23,854	$24,217	$23,382	$23,593

Provision for loan loss (2)	1,501	1,200	2,449	3,695	2,603

Charge-offs	1,606	3,591	3,457	3,200	3,036
Recoveries	472	914	645	340	222

Net charge-offs (recoveries)	1,134	2,677	2,812	2,860	2,814

Ending balance	$22,744	$22,377	$23,854	$24,217	$23,382

As a percentage of loans	1.34%	1.38%	1.50%	1.56%	1.57%
As a percentage of nonperforming loans	85.09%	76.63%	75.20%	76.13%	62.39%

Net charge-off information Charge-offs
Commercial, Financial and Agricultural	$743	$543	$482	$324	$410
Real Estate - Residential	181	1,785	1,323	1,328	779
Real Estate - Commercial and Farmland	533	698	1,080	768	1,025
Real Estate - Construction and Development	65	422	367	576	655
Consumer Installment	84	143	205	204	167

Total charge-offs	1,606	3,591	3,457	3,200	3,036

Recoveries
Commercial, Financial and Agricultural	49	92	212	44	84
Real Estate - Residential	83	368	291	144	85
Real Estate - Commercial and Farmland	143	12	5	10	3
Real Estate - Construction and Development	108	385	84	2	2
Consumer Installment	89	57	53	140	48

Total recoveries	472	914	645	340	222

Net charge-offs (recoveries)	$1,134	$2,677	$2,812	$2,860	$2,814

Non-accrual loans (excluding purchased non-covered and covered loans)	26,729	29,203	31,720	31,811	37,476
Non-accrual purchased non-covered loans	15,318	6,659	—	—	—
Foreclosed assets (excluding purchased assets)	33,839	33,351	37,978	39,885	40,434
Purchased, non-covered other real estate owned	3,864	4,276	—	—	—
Accruing loans delinquent 90 days or more	—	—	—	—	—

Total non-performing assets, excluding covered assets	79,750	73,489	69,698	71,696	77,910

Non-performing assets as a percent of total assets	2.29%	2.00%	2.47%	2.55%	2.72%
Net charge offs as a percent of loans (Annualized)	0.27%	0.66%	0.70%	0.74%	0.76%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2012 and 2013, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
Loans by Type
Commercial, financial & agricultural	$270,571	$244,373	$244,991	$208,424	$180,888
Real estate - construction & development	149,543	146,371	132,277	134,607	130,161
Real estate - commercial & farmland	836,230	808,323	799,149	788,654	766,227
Real estate - residential	347,574	351,886	355,920	357,685	355,716
Consumer installment	32,345	34,249	36,303	36,923	37,335
Other	59,119	33,252	20,627	29,534	22,426

Total Legacy (excluding purchased non-covered and covered)	$1,695,382	$1,618,454	$1,589,267	$1,555,827	$1,492,753

Commercial, financial & agricultural	$30,810	$32,141	$—	$—	$—
Real estate - construction & development	31,820	31,176	—	—	—
Real estate - commercial & farmland	174,281	179,898	—	—	—
Real estate - residential	196,078	200,851	—	—	—
Consumer installment	4,280	4,687	—	—	—

Total Purchased non-covered (at fair value)	$437,269	$448,753	$—	$—	$—

Commercial, financial & agricultural	$24,813	$26,550	$27,768	$27,371	$28,568
Real estate - construction & development	41,434	43,179	50,702	52,972	57,114
Real estate - commercial & farmland	214,649	224,451	237,086	255,102	260,159
Real estate - residential	91,372	95,173	101,146	107,107	113,668
Consumer installment	426	884	947	965	1,215

Total Covered (at fair value)	$372,694	$390,237	$417,649	$443,517	$460,724

Total Loan Portfolio:
Commercial, financial & agricultural	$326,194	$303,064	$272,759	$235,795	$209,456
Real estate - construction & development	222,797	220,726	182,979	187,579	187,275
Real estate - commercial & farmland	1,225,160	1,212,672	1,036,235	1,043,756	1,026,386
Real estate - residential	635,024	647,910	457,066	464,792	469,384
Consumer installment	37,051	39,820	37,250	37,888	38,550
Other	59,119	33,252	20,627	29,534	22,426

Total Loans	$2,505,345	$2,457,444	$2,006,916	$1,999,344	$1,953,477

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$711	$515	$521	$1,059	$799
Real estate - construction & development	1,953	1,896	1,926	1,946	1,883
Real estate - commercial & farmland	8,733	6,913	6,693	7,529	8,878
Real estate - residential	7,364	7,818	7,871	7,468	6,953
Consumer installment	87	72	13	13	—

Total Accruing TDRs	$18,848	$17,214	$17,024	$18,015	$18,513

Non-accruing loan types:
Commercial, financial & agricultural	$40	$525	$533	$—	$—
Real estate - construction & development	29	32	29	29	43
Real estate - commercial & farmland	1,316	2,273	1,858	1,493	3,595
Real estate - residential	961	834	704	1,046	1,111
Consumer installment	19	19	26	—	6

Total Non-accrual TDRs	$2,365	$3,683	$3,150	$2,568	$4,755

Total Troubled Debt Restructurings	$21,213	$20,897	$20,174	$20,583	$23,268

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$93,805	$74,381	$72,759	$44,852	$40,268
Grade 15 - Good credit	243,963	230,212	230,810	241,690	232,773
Grade 20 - Satisfactory credit	817,718	773,051	731,154	708,606	665,777
Grade 23 - Performing, under-collateralized credit	31,056	31,604	30,729	29,829	29,403
Grade 25 - Minimum acceptable credit	417,177	420,491	433,358	443,105	425,646
Grade 30 - Other asset especially mentioned	38,240	30,591	28,952	29,265	32,485
Grade 40 - Substandard	53,286	57,987	61,270	57,880	66,147
Grade 50 - Doubtful	137	137	235	598	254
Grade 60 - Loss	—	—	—	2	—

Total	$1,695,382	$1,618,454	$1,589,267	$1,555,827	$1,492,753

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
AVERAGE BALANCES
Federal funds sold	$7,455	$3,243	$—	$—	$—
Interest bearing deposits in banks	99,751	172,117	66,424	52,090	101,452
Investment securities - taxable	411,251	276,702	260,262	271,282	286,745
Investment securities - nontaxable	51,092	51,291	52,279	50,300	53,819
Other investments	12,330	8,255	7,764	7,002	6,687
Mortgage loans held for sale	49,397	65,683	61,249	48,890	32,639
Loans	1,639,672	1,602,942	1,564,311	1,523,654	1,455,687
Purchased non-covered loans	441,138	43,900	—	—	—
Covered loans	379,460	401,045	427,482	444,616	491,691

Total Earning Assets	$3,091,546	$2,625,178	$2,439,771	$2,397,834	2,428,720

Noninterest bearing deposits	$666,493	$528,732	$468,588	$479,054	$481,760
NOW accounts	675,199	604,828	573,088	579,312	633,313
MMDA	749,150	655,782	639,304	611,562	592,842
Savings accounts	143,109	107,058	104,498	104,534	102,380
Retail CDs < $100,000	373,523	293,689	290,771	298,553	313,191
Retail CDs > $100,000	361,861	352,043	349,931	358,980	368,577
Brokered CDs	5,970	10,687	12,970	16,176	19,448

Total Deposits	2,975,305	2,552,819	2,439,150	2,448,171	2,511,511

FHLB advances	68,333	9,521	—	—	—
Other borrowings	30,004	6,304	1,739	—	—
Subordinated debentures	55,092	46,263	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	57,112	41,402	18,446	20,530	27,191

Total Non-Deposit Funding	210,541	103,490	62,454	62,799	69,460

Total Funding	$3,185,846	$2,656,309	$2,501,604	$2,510,970	$2,580,971

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$5	$2	$—	$—	$—
Interest bearing deposits in banks	79	118	44	29	85
Investment securities - taxable	2,985	1,998	1,720	1,719	1,697
Investment securities - nontaxable (TE)	452	462	475	464	506
Mortgage loans held for sale	403	554	603	467	291
Loans (TE)	20,647	20,810	20,882	20,396	19,604
Purchased non-covered loans	6,865	570	—	—	—
Covered loans	6,761	7,508	8,248	9,066	8,765

Total Earning Assets	$38,197	$32,022	$31,972	$32,141	$30,948

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—
NOW accounts	288	297	248	250	302
MMDA	681	625	606	555	522
Savings accounts	37	29	29	29	29
Retail CDs < $100,000	489	399	406	437	498
Retail CDs > $100,000	640	629	635	675	706
Brokered CDs	48	86	101	137	169

Total Deposits	2,183	2,065	2,025	2,083	2,226

FHLB advances	37	63	—	—	—
Other borrowings	408	137	20	—	—
Subordinated debentures	708	376	359	363	270
Federal funds purchased and securities sold under agreements to repurchase	53	56	26	29	39

Total Non-Deposit Funding	1,206	632	405	392	309

Total Funding	$3,389	$2,697	$2,430	$2,475	$2,535

Net Interest Income (TE)	$34,808	$29,325	$29,542	$29,666	$28,413

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
YIELDS (1)

Federal funds sold	0.27%	0.24%	0.00%	0.00%	0.00%
Interest bearing deposits in banks	0.32%	0.27%	0.26%	0.22%	0.34%
Investment securities - taxable	2.94%	2.86%	2.62%	2.54%	2.40%
Investment securities - nontaxable	3.59%	3.57%	3.61%	3.70%	3.81%
Mortgage loans held for sale	3.31%	3.35%	3.91%	3.83%	3.62%
Loans	5.11%	5.15%	5.30%	5.37%	5.46%
Purchased non-covered loans	6.31%	5.15%	0.00%	0.00%	0.00%
Covered loans	7.23%	7.43%	7.65%	8.18%	7.23%

Total Earning Assets	5.01%	4.84%	5.20%	5.38%	5.17%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.19%	0.17%	0.17%	0.19%
MMDA	0.37%	0.38%	0.38%	0.36%	0.36%
Savings accounts	0.10%	0.11%	0.11%	0.11%	0.11%
Retail CDs < $100,000	0.53%	0.54%	0.55%	0.59%	0.64%
Retail CDs > $100,000	0.72%	0.71%	0.72%	0.75%	0.78%
Brokered CDs	3.26%	3.19%	3.09%	3.40%	3.52%

Total Deposits	0.30%	0.32%	0.33%	0.34%	0.36%

FHLB advances	0.22%	2.63%	0.00%	0.00%	0.00%
Other borrowings	5.51%	8.62%	4.56%	0.00%	0.00%
Subordinated debentures	5.21%	3.22%	3.37%	3.44%	2.59%
Federal funds purchased and securities sold under agreements to repurchase	0.38%	0.54%	0.56%	0.57%	0.58%

Total Non-Deposit Funding	2.32%	2.42%	2.57%	2.50%	1.80%

Total funding (3)	0.43%	0.40%	0.39%	0.40%	0.40%

Net interest spread	4.58%	4.44%	4.81%	4.98%	4.81%

Net interest margin	4.57%	4.43%	4.80%	4.96%	4.74%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
Pretax, Pre-provision Earnings Reconciliation
Pre-tax operating profit/(loss)	$12,273	$1,466	$9,939	$10,007	$7,891
Plus: Credit Related Costs
Provision for loan losses	1,726	1,478	2,920	4,165	2,923
(Gains)/Losses on the sale of legacy OREO	(55)	310	(157)	134	(20)
Problem loan and OREO expense	2,127	5,012	3,128	2,215	4,864
Interest reversed (received) on non-accrual loans	246	29	216	118	54

Total Credit-Related Costs	4,044	6,829	6,107	6,632	7,821

Plus: Non-recurring acquisition/conversion charges	450	4,350	512	—	—
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	—	—	—	—
Gains on sales of securities	(6)	—	—	1	(172)
Gains on sales of bank premises	—	—	159	(227)	(242)
Other non-recurring adjustments	—	—	(1,771)	(2,067)	(1,017)

Pretax, Pre-provision earnings	$16,761	$12,645	$14,946	$14,346	$14,281

As percentage of average assets, annualized	1.93%	1.71%	2.11%	2.04%	2.01%

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
Recurring Operating Expenses
Total Operating Expenses	33,239	37,624	28,749	26,688	28,884
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	55	(310)	157	(134)	20
Gains/(Losses) on the sale of covered OREO	(118)	—	—	—	(3,176)
Problem loan and OREO expense	(2,127)	(5,012)	(3,128)	(2,215)	(1,688)
Severance payments	—	—	(99)	—	—
Conversion/acquisition expenses	(450)	(4,350)	(413)	—	—
Gains/(Losses) on the sale of premises	—	—	(159)	227	242

Recurring operating expenses	$30,599	$27,952	$25,107	$24,566	$24,282

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2014	2013	2013	2013	2013
Segment Reporting
Banking Division:
Net interest income	$33,384	$27,930	$28,089	$28,517	$27,766
Provision for loan losses	1,726	1,478	2,920	4,165	2,923
Noninterest income	7,590	7,086	7,054	6,383	6,896
Noninterest expense:
Salaries and employee benefits	13,826	11,841	10,799	10,478	11,037
Occupancy	3,762	3,080	3,029	2,781	2,765
Data Processing	3,332	2,953	2,908	2,634	2,471
Other expenses	7,512	14,257	7,473	6,444	8,890

Total noninterest expense	28,432	32,131	24,209	22,337	25,163

Income before income taxes	10,816	1,407	8,014	8,398	6,576
Income Tax	3,413	67	2,588	2,766	2,146
Net income	7,403	1,340	5,426	5,632	4,430
Preferred stock dividends	286	412	443	442	441

Net income available to common shareholders	$7,117	$928	$4,983	$5,190	$3,989

Mortgage Division:
Net interest income	$1,100	$1,121	$1,231	$959	$572
Provision for loan losses	—	—	—	—	—
Noninterest income	5,164	4,431	5,234	5,001	4,464
Noninterest expense:
Salaries and employee benefits	3,568	3,230	3,613	2,903	2,769
Occupancy	302	148	120	197	166
Data Processing	122	108	164	202	99
Other expenses	815	2,007	643	1,049	687

Total noninterest expense	4,807	5,493	4,540	4,351	3,721

Income before income taxes	1,457	59	1,925	1,609	1,315
Income Tax	510	21	674	563	460
Net income	947	38	1,251	1,046	855
Preferred stock dividends	—	—	—	—	—

Net income available to common shareholders	$947	$38	$1,251	$1,046	$855

Total Consolidated:
Net interest income	$34,484	$29,051	$29,320	$29,476	$28,338
Provision for loan losses	1,726	1,478	2,920	4,165	2,923
Noninterest income	12,754	11,517	12,288	11,384	11,360
Noninterest expense:
Salaries and employee benefits	17,394	15,071	14,412	13,381	13,806
Occupancy	4,064	3,228	3,149	2,978	2,931
Data Processing	3,454	3,061	3,072	2,836	2,570
Other expenses	8,327	16,264	8,116	7,493	9,577

Total noninterest expense	33,239	37,624	28,749	26,688	28,884

Income before income taxes	12,273	1,466	9,939	10,007	7,891
Income Tax	3,923	88	3,262	3,329	2,606
Net income	8,350	1,378	6,677	6,678	5,285
Preferred stock dividends	286	412	443	442	441

Net income available to common shareholders	$8,064	$966	$6,234	$6,236	$4,844